Exhibit 2: Segment Information - First Quarter 2008

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Spirits		Others
	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	78.638	72.896	21.897	21.085	54.243	48.461	14.918	17.492	7.818	7.165	3.277	2.686
Other products	1.038	1.024	274	176	210	303	1.070	1.377	92	86	0	0
Total	79.676	73.920	22.171	21.261	54.453	48.764	15.989	18.870	7.910	7.252	3.277	2.686
% change	7,8%		4,3%		11,7%		-15,3%		9,1%		22,0%

Cost of sales	(29.285)	(25.592)	(10.792)	(9.784)	(24.104)	(22.470)	(10.691)	(12.501)	(3.930)	(4.100)	(1.978)	(1.591)
% of sales	36,8%	34,6%	48,7%	46,0%	44,3%	46,1%	66,9%	66,2%	49,7%	56,5%	60,4%	59,3%

SG&A	(22.791)	(22.154)	(8.523)	(8.454)	(21.075)	(19.378)	(5.744)	(5.962)	(3.211)	(2.719)	(434)	(383)
% of sales	28,6%	30,0%	38,4%	39,8%	38,7%	39,7%	35,9%	31,6%	40,6%	37,5%	13,3%	14,2%

Operating profit	27.600	26.174	2.856	3.023	9.273	6.916	(446)	407	770	433	865	712
% change	5,4%		-5,5%		34,1%		NM		77,8%		21,5%
% of sales	34,6%	35,4%	12,9%	14,2%	17,0%	14,2%	-2,8%	2,2%	9,7%	6,0%	26,4%	26,5%

Depreciation	5.584	4.938	1.285	1.593	2.648	2.512	1.179	1.385	494	393	509	400
Amortization	7	5	11	42	-	-	100	101	11	7	-	-
EBITDA	33.191	31.117	4.152	4.658	11.921	9.428	833	1.893	1.275	832	1.373	1.112
% change	6,7%		-10,9%		26,4%		-56,0%		53,1%		23,5%
% of sales	41,7%	42,1%	18,7%	21,9%	21,9%	19,3%	5,2%	10,0%	16,1%	11,5%	41,9%	41,4%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Spirits
	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1.567.791	1.451.484	869.267	763.649	1.721.822	1.512.331	181.434	191.802	43.106	39.526
% change	8,0%		13,8%		13,9%		-5,4%		9,1%

					Soft Drinks		Chile - Domestic
					1.145.973	984.550	101.994	96.714
					16,4%		5,5%
					Nectars		Chile Bottled Exports
					167.019	154.199	70.679	83.764
					8,3%		-15,6%
					Mineral Water
					408.831	373.582	Argentina
					9,4%		8.761	11.324
							-22,6%

* Volumes include exports of 70,030 HL (15,037 HL to Chile) and 47,966 HL (12,967 HL to Chile) in Q1'08 and Q1'07 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 30.3 million and 26.6 million in Q1'08 and Q1'07, respectively.
*** Volumes do not include bulk volumes of 27,454 HL (19,960 HL from Chile exports and 7,495 HL from Argentina) and 26,250 HL (19,340 HL from Chile exports and 6,910 HL from Argentina) in Q1'08 and Q1'07 respectively.
						Total		Total
Price (Ch$ / HL)	50.158	50.222	25.191	27.611	31.503	32.044	82.224	91.200	181.366	181.282
% change (real)	-0,1%		-8,8%		-1,7%		-9,8%		0,0%

					Soft Drinks		Chile - Domestic
					30.971	31.533	56.120	58.224
					-1,8%		-3,6%
					Nectars		Chile Bottled Exports
					44.597	45.801	116.283	126.944
					-2,6%		-8,4%
					Mineral Water
					27.647	27.711	Argentina
					-0,2%		111.356	108.445
							2,7%